EXHIBIT 10.4

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is dated as of October ___, 2001 and entered into by and among RESORTQUEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement, as hereinafter defined), the financial institutions listed on the signature pages hereof (the “Lenders”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the “Documentation Agent”) and CRÉDIT LYONNAIS NEW YORK BRANCH, as syndication agent (in such capacity, the “Syndication Agent”), and is made with reference to that certain Amended and Restated Credit Agreement dated as of January 22, 2001, by and among the Borrower, the Guarantors, the Lenders (as defined therein), the Documentation Agent, the Syndication Agent and the Agent (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement in the manner set forth below,

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Section 1:  Definitions

A.            Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Percentage” in its entirety and substituting therefor the following:

“‘Applicable Percentage’ means, for purposes of calculating (i) the applicable interest rate for any day for any Base Rate Loan, (ii) the applicable interest rate for any Eurodollar Loan, and (iii) the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the appropriate applicable percentage corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date, as shown in the following table:

Pricing Level	Consolidated Leverage Ratio	Applicable Percentage For Eurodollar Loans	Applicable Percentage For Base Rate Loans	Applicable Percentage For Unused Fees
I	<2.5 to 1.0	2.00%	1.00%	0.50%
II	>2.5 to 1.0	2.25%	1.25%	0.50%
III	>3.0 to 1.0	2.50%	1.50%	0.50%
IV	>3.5 to 1.0	2.75%	1.75%	0.50%
V	>4.0 to 1.0	3.00%	2.00%	0.50%

The Applicable Percentages shall be determined and adjusted quarterly on the date (each, a ‘Calculation Date’) five (5) Business Days after the date by which the Borrower is required to provide the officer’s certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties and shall be based upon the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date; provided, however, that if the Borrower fails to provide the officer’s certificate to the Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based upon Pricing Level V until such time as an appropriate officer’s certificate is provided, whereupon the Applicable Percentage shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date.  Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Applicable Percentages shall be applicable to all existing Revolving Loans as well as any new Revolving Loans made or issued.”

B.            The definition of “Permitted Acquisition” in Section 1.1. of the Credit Agreement is hereby amended by deleting in its entirety clause (iv) thereof and replacing it with the following:

“(iv) whether or not the Acquisition is made for cash or non-cash consideration (or any combination thereof), including any assumption of Indebtedness, the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a pro forma basis, the Credit Parties will be in compliance with all of the covenants set forth in Section 7.11, and the Borrower shall have delivered to the Lender a certificate that, upon giving effect to the Acquisition, (x) the Borrower shall have liquidity (i.e. unused availability of Loans plus cash and Cash Equivalents) of at least $5,000,000 and (y) the Consolidated Leverage Ratio shall be less than or equal to 2.5 to 1.0.”

C.            The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended by (a) adding the word “and” after the semi-colon at the end of clause (viii) thereof, (b) deleting the semi-colon at the end of clause (ix) thereof and inserting “.”, and (c) deleting in their entirety clauses (x) and (xi) thereof.

D.            Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and substituting therefor the following:

“‘Consolidated EBITDA’ means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense for such period, (B) total federal, state, local and foreign income, value added and similar taxes for such period and (C) depreciation and amortization expense for such period, all as determined in accordance with GAAP; provided, however, that the calculation of Consolidated EBITDA shall exclude non-cash charges occurring in the fiscal quarter ended September 30, 2001 in an aggregate amount not to exceed $2,500,000 resulting from (y) the write-down of the value of the Borrower’s existing reservation system, and (z) the recognition of deferred acquisition costs; and provided further that at the option of the Borrower, Consolidated EBITDA would also include Consolidated EBITDA attributable to each acquisition made during such period in an amount equal to:

(1)           when computing Consolidated EBITDA for use in determining the Fixed Charge Coverage Ratio, the greater of (a) the actual Consolidated EBITDA attributable to the Property acquired for the period from the acquisition date to the applicable calculation date, or (b) an amount equal to (I) Consolidated EBITDA computed on a pro forma basis with respect to the Property acquired as if the acquisition date had occurred 12 months prior to the applicable calculation date, divided by (II) twelve (12), multiplied by (III) the number of full calendar months that have elapsed between the actual acquisition date and the applicable calculation date; and

(2)           when computing Consolidated EBITDA for any other purpose, an amount equal to Consolidated EBITDA computed on a pro forma basis with respect to the Property acquired as if the acquisition date had occurred 12 months prior to the applicable calculation date.”

1.2.         Amendments to Section 2.1:  Revolving Loans

A.            Section 2.1(a)(iii) is hereby amended by deleting in its entirety the last sentence of the first paragraph thereof and replacing the same with the following:

                “If the Lenders are not willing to commit to the requested Additional Revolving Commitments in the requested amount, then within 45 Business Days after the Borrower’s original request, provided notice thereof has been given to all Lenders within 30 Business Days after the Borrower’s original request and Borrower has obtained the prior written consent of all Lenders to Borrower receiving any commitments from a Supplemental Lender (defined below), which such consent may be withheld by any such Lender in its sole and absolute discretion, another one or more financial institutions that qualify under this Credit Agreement as Eligible Assignees (each, a “Supplemental Lender”) may commit to provide the remainder of the required Additional Credit Commitment.”

1.3          Amendments to Section 7:  Affirmative Covenants

A.            Section 7.1 of the Credit Agreement is hereby amended by inserting as a new clause (l) thereto the following:

“(l)  Monthly Financial Statements.  As soon as available, and in any event within twenty (20) days after the first day of each calendar month, (i) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of the immediately preceding calendar month, together with a related consolidated statement of cash flows, in each case setting forth in comparative form consolidated figures for the corresponding calendar month of the preceding fiscal year, (ii) a consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of the immediately preceding calendar month, together with a related consolidating statement of cash flows, in each case setting forth in comparative form consolidating figures for the corresponding calendar month of the preceding fiscal year and (iii) a consolidated statement as of the end of the immediately preceding calendar month setting forth the occupancy rates in each hotel, resort, place of accommodation or other facility managed, owned, leased or operated by the Consolidated Parties (it being understood that the foregoing occupancy rates need not be set forth on an individual hotel or other facility basis, but may be presented in a consolidated summary format by region, operating units or other manner reasonably approved by the Agent), setting forth in comparative form consolidated figures for the corresponding calendar month of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties or the Borrower and its Subsidiaries, as applicable, and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.”

B.            Section 7.1 of the Credit Agreement is hereby further amended by inserting as a new clause (m) thereto the following:

“(m)  Semi-Monthly Reporting.  Within five (5) Business Days after the first (1st) and fifteenth (15th) day of each calendar month, (i) a consolidated statement as of the end of such semi-monthly period of all bookings in each hotel, resort, place of accommodation or other facility managed, owned, leased or operated by the Consolidated Parties (it being understood that the foregoing bookings need not be set forth on an individual hotel or other facility basis, but may be presented in a consolidated summary format by region, operating units or other manner reasonably approved by the Agent), setting forth in comparative form consolidated figures for the corresponding semi-monthly period of the preceding fiscal year and (ii) a consolidated statement of projected unrestricted cash and revolver balances of the Consolidated Parties for the twelve (12) week period commencing on the first day after the end of each such semi-monthly period, all such information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such statements are good faith estimates for the respective periods covered thereby.”

C.            Section 7.11(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(a)         Fixed Charge Coverage Ratio.   The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties ending during any of the periods set forth below, shall be greater than or equal to the correlative ratio indicated:

Period	Minimum Fixed Charge Coverage Ratio
Closing Date – 09/30/01	2.50 to 1.0
10/01/01 – 12/31/01	2.30 to 1.0
01/01/02 – 03/31/02	1.90 to 1.0
04/01/02 – 06/30/02	1.75 to 1.0
07/01/02 – 09/30/02	1.60 to 1.0
10/01/02 – 12/31/02	1.85 to 1.0
1/01/03 – Maturity Date	2.50 to 1.0

                                ”

D.            Section 7.11(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(b)         Consolidated Leverage Ratio.   The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties ending during any of the periods set forth below, shall be less than or equal to the correlative ratio indicated:

Period	Maximum Consolidated Leverage Ratio
Closing Date – 06/30/01	2.50 to 1.0
7/01/01 – 9/30/01	3.00 to 1.0
10/01/01 – 12/31/01	4.25 to 1.0
01/01/02 – 03/31/02	5.15 to 1.0
04/01/02 – 06/30/02	5.15 to 1.0
07/01/02 – 09/30/02	5.15 to 1.0
10/01/02 – 12/31/02	3.75 to 1.0
1/01/03 –Maturity Date	2.50 to 1.0

                                ”

E.             Section 7.11(d) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(d) Consolidated Capital Expenditures.  The Borrower shall not permit Consolidated Capital Expenditures for any fiscal year to exceed the lesser of (i) 4% of Consolidated Revenues or (ii) $10,000,000.  Notwithstanding the foregoing, the Consolidated Parties shall not make any Consolidated Capital Expenditures during calendar year 2002 (other than Software Expenditures permitted pursuant to the next succeeding sentence) unless (i) such Consolidated Capital Expenditures are set forth in a budget approved by the Agent in writing, (ii) such Consolidated Capital Expenditures are for the following purposes and do not exceed the following amounts: (A) an amount not to exceed $4,000,000 for property maintenance capital expenditures (of which up to $1,200,000 may be allocated to a new call center) and (B) an amount not to exceed $2,700,000 for capital expenditures for corporate headquarters, centralized offices and information technology, (iii) the same do not cause a violation of the provisions of the first sentence of this clause (d); and (iv) no Default or Event of Default has occurred and is continuing or would be caused thereby.  In addition to the Consolidated Capital Expenditures permitted under the foregoing provisions of this Section 7.11(d), so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the Consolidated Parties shall also have the right to make Software Expenditures in an aggregate amount not to exceed $15,000,000 during the period commencing on June 30, 2000 and ending on December 31, 2002.”

F.             Section 7.11 of the Credit Agreement is hereby amended by adding thereto as a new clause (e) the following:

“(e) Minimum Consolidated EBITDA.  The Consolidated EBITBA, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to the correlative dollar amount indicated:

Fiscal Quarter	Minimum Consolidated EBITDA
10/01/01 – 12/31/01	Negative ($11,700,000)
01/01/02 – 03/31/02	$6,200,000
04/01/02 – 06/30/02	$6,200,000
07/01/02 – 09/30/02	$9,000,000
10/01/02 – 12/31/02	Negative ($7,900,000)

”

1.4.         Amendments to Section 8:  Negative Covenants

Section 8 of the Credit Agreement is hereby amended by adding as a new Section 8.14 the following:

“Section 8.14.  Amendment to the Note Purchase and Guarantee Agreement:  Pro Rata Payment.  The Borrower and the other Credit Parties shall not (a) amend or modify the Note Purchase and Guarantee Agreement (or any of the documents executed in connection therewith) if such amendment or modification would add or change any terms in a manner adverse to the Borrower and/or any of the other Credit Parties, or shorten the final maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (b) make any prepayment of principal of any Indebtedness, unless the Borrower makes a Pro Rata Prepayment, together with a corresponding reduction of the Revolving Committed Amount, on the Loans (including sums payable with respect to such Pro Rata Prepayment due under Section 3.12 of the Credit Agreement) at the same time as it makes such prepayment of principal.  For the purposes hereof, ‘Pro Rata Prepayment’ means the principal amount determined by multiplying (i) the amount paid to the holder of Indebtedness by (ii) a fraction, the numerator of which is the Revolving Committed Amount, (not including the amounts due under Section 3.12 of the Credit Agreement) and the denominator of which is the principal balance of the Indebtedness with respect to which such prepayment or reduction is being made.  The Pro Rata Prepayment shall be applied to the Loans in such order of priority as the Agent may determine.”

1.5.         Amendment to Section 9:  Events of Default

A.            Section 9.1(c)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(ii)  default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c), (d), (l) or (m) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or”

B.            Section 9.1(g)(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

“(iii) Any default under the Senior Note Documents or the Additional Facility Documents shall occur and the applicable grace period (if any) with respect to such default shall have expired without such default being cured by the Credit Parties in a manner acceptable to the necessary percentage of Noteholders or Additional Creditors, as applicable, or permanently waived by the necessary percentage of Noteholders or Additional Creditors, as applicable, provided, however, that notwithstanding the foregoing, it shall nevertheless constitute an Event of Default hereunder should there be an event of default under the Senior Note Documents as the result of any failure to pay any amounts due under the Senior Note Documents or in respect thereof or any failure to comply with any of the provisions of Sections 1, 7, 8, 9 and 10 of the Note Purchase and Guarantee Agreement, regardless of whether such event of default has been waived by the Noteholders party thereto or any agent acting on their behalf and regardless of whether the Noteholders or such agent are attempting to exercise their remedies as a result of such event of default and without giving effect to any amendment altering the terms of the Senior Note Documents so as to eliminate such event of default.”

1.6.         Amendment to Exhibit 7.1(c):  Form of Officer’s Certificate

Exhibit 7.1(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the Form of Officer’s Certificate attached hereto as Schedule 1.

Section 2.              CONDITIONS TO EFFECTIVENESS

Section 1 of this First Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.            On or before the First Amendment Effective Date, the Borrower shall deliver to the Agent executed copies of this First Amendment (with sufficient originally executed copies for each Lender and its counsel) dated the First Amendment Effective Date.

B.            On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent, acting on behalf of the Lenders, and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

C.            On or before the First Amendment Effective Date, the Borrower shall have paid to each Lender who has consented to and joined in the execution of this First Amendment, by wire transfer of immediately available federal funds, an administration fee equal to product of (a) the Commitment of such Lender and (b) 0.25%.

D.            The Borrower, the Noteholders and the other parties to the Second Modification Agreement (defined below) shall have executed and delivered the Second Modification Agreement, in form and substance satisfactory to the Agent, and the Agent shall have received a copy thereof, as originally in effect, certified as true and complete by an officer of the Borrower, and the same shall be in full force and effect.

Section 3.              REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and the Lenders to enter into this First Amendment and to amend the Credit Agreement in the manner provided herein, each of the Credit Parties hereby represents to the Agent and the Lenders that the following statements are true, correct and complete:

A.            Corporate Power and Authority.  Each of the Credit Parties has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this First Amendment (the “Amended Agreement”).

B.            Authorization of Agreements.  The execution and delivery of this First Amendment and the performance of the Amended Agreement by the Credit Parties have been duly authorized by all necessary corporate action on the part of the Credit Parties, as applicable.

C.            No Conflict.  Neither the execution and delivery of this First Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Credit Party, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any Material Agreement to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

D.            Governmental Consents.  The execution and delivery by the Credit Parties of this First Amendment and all other operative documents being delivered in connection herewith and the performance by the Credit Parties of the Credit Party Obligations under the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

E.             Binding Obligation.  This First Amendment has been duly executed and delivered by each of the Credit Parties, and the First Amendment and the Amended Agreement will be legally valid and binding obligations of the Credit Parties, enforceable against the Credit Parties, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.             Governmental Regulation; Securities Activities.  Neither the making of the Loans pursuant to the Amended Agreement nor the granting of a security interest in any Collateral pursuant to the Collateral Documents violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.  It is not necessary in connection with the execution and delivery of the Amended Agreement to register the Loans under the Securities Act of 1933, as amended, or to qualify any indenture under the Trust Indenture Act of 1939, as amended.

G.            Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in this First Amendment and Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

H.            Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute an Event of Default or a default which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

I.              Second Modification Agreement.  The Borrower has delivered a true and correct copy of the Second Modification Agreement (the “Second Modification Agreement”) by and among the Borrower, the Guarantors (as defined therein) and the Noteholders, dated as of October __, 2001, to the Agent.  The Second Modification Agreement is in full force and effect and all conditions precedent to its effectiveness have been satisfied in full or otherwise complied with by the Borrower and the Guarantors.  Other than as expressly set forth in the Second Modification Agreement, there are no other agreements or understandings between the Borrower and any Guarantors and the Noteholders with respect to the Note Purchase and Guarantee Agreement, no defaults or events of default exist or will exist thereunder immediately after giving effect to the Second Modification Agreement and this Agreement.  The financial covenants set forth in the Senior Note Documents, as amended by the Second Modification Agreement, are not more restrictive than the financial covenants set forth in Section 7.11 of the Credit Agreement.

J.             Compliance with this Agreement and the Second Modification Agreement.  The Borrower and the Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and the Second Modification Agreement that are required to be performed or complied with by such parties on or prior to, and such performance and compliance shall remain in effect on, the First Amendment Effective Date.

Section 4.              ACKNOWLEDGEMENT AND CONSENT

Each of the Credit Parties hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the amendment of the Credit Agreement effected pursuant to this First Amendment.  Each Credit Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Credit Party Obligations”, “Guarantied Obligations” and “Secured Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Document), including without limitation the payment and performance of all such “Credit Party Obligations”, “Guarantied Obligations” or “Secured Obligations,” as the case may be, now or hereafter existing under or in respect of the Amended Agreement.

Each Credit Party acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

Each Credit Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Credit  Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit Agreement, this First Amendment or any other Credit Document shall be deemed to require the consent of such Credit Party to any future amendments to the Credit Agreement.

Section 5.  MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i)            On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this First Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

B.            Fees and Expenses.  The Borrower acknowledges that all costs, fees and expenses as described in Section 11.5 of the Credit Agreement incurred by the Agent and its counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.  The foregoing shall not be construed to diminish or limit the obligations of the Borrower set forth in Section 11.5 of the Credit Agreement.

C.            Headings.  Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.             Counterparts; Effectiveness.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This First Amendment shall become effective upon the execution of a counterpart hereof by the Borrower, and the Lenders and each of the Credit Parties and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	RESORTQUEST INTERNATIONAL, INC.
a Delaware corporation

	By:	/s/ David L. Levine
		Name:	David L. Levine
		Title:	Chairman

GUARANTORS:	FIRST RESORT SOFTWARE, INC.,
a Colorado corporation

ADVANTAGE VACATION HOMES BY STYLES, INC., a Delaware corporation

STYLES ESTATES, LTD., INC., a Delaware corporation

B&B ON THE BEACH, INC., a North Carolina corporation

BRINDLEY & BRINDLEY REALTY & DEVELOPMENT, INC., a North Carolina corporation

BLUEBILL PROPERTIES, INC., a Delaware corporation

BLUEBILL VACATION PROPERTIES, INC., a Delaware corporation

COATES, REID & WALDRON, INC., a Delaware corporation

CRW PROPERTY MANAGEMENT, INC., a Delaware corporation

COASTAL RESORTS REALTY, L.L.C., a Delaware limited liability company

COASTAL RESORTS MANAGEMENT, INC., a Delaware corporation

COLLECTION OF FINE PROPERTIES, INC., a Colorado corporation

TEN MILE HOLDINGS, LTD., a Colorado corporation

HOTEL CORPORATION OF THE PACIFIC, INC., a Hawaii corporation

HOUSTON AND O’LEARY COMPANY, a Colorado corporation

MAUI CONDOMINIUM & HOME REALTY, INC., a Hawaii corporation

THE MAURY PEOPLE, INC., a Massachusetts corporation

HOWEY ACQUISITION, INC., a Florida corporation

PRISCILLA MURPHY REALTY, INC., a Florida corporation

REALTY CONSULTANTS, INC., a Florida corporation

RESORT PROPERTY MANAGEMENT, INC., a Utah corporation

SHORELINE RENTALS, INC., a Delaware corporation

TELLURIDE RESORT ACCOMMODATIONS, INC., a Colorado corporation

TRUPP-HODNETT ENTERPRISES, INC., a Georgia corporation

THE MANAGEMENT COMPANY, INC., a Georgia corporation

WORTHY OWNER RENTAL GROUP, INC., a South Carolina corporation

ABBOTT & ANDREWS REALTY, INC., a Florida corporation

ABBOTT REALTY SERVICES, INC., a Florida corporation

ABBOTT RESORTS, INC., a Florida corporation

PLANTATION RESORT MANAGEMENT, INC., a Delaware corporation

THE TOPS’L GROUP, INC., a Florida corporation

R & R RESORT RENTAL PROPERTIES, INC., a North Carolina corporation

(The following signature is on behalf of each of the foregoing Guarantors)

By:	/s/ David L. Levine
	Name:	David L. Levine
	Title:	Chairman

[Signatures Continued on Next Page]

LENDERS:	CITIBANK, N.A.,
as Agent

	By:	/s/ Nicolas T. Erni
		Name:	Nicolas T. Erni
		Title:	Director/VP

BANK OF AMERICA, N.A.,
as Documentation Agent, Existing Agent, a Lender and an Issuing Lender

By:
Name:
Title:

CRÉDIT LYONNAIS NEW YORK BRANCH,
as Syndication Agent and a Lender

	By:	/s/ David Bowers
	Name:		David Bowers
	Title:		Vice President

CITICORP NORTH AMERICA, INC.,
as a Lender and an Issuing Lender

	By:	/s/ Nicolas T. Erni
		Name:	Nicolas T. Erni
		Title:	Director/VP

UNION PLANTERS BANK,
as a Lender

	By:	/s/ Craig E. Gardella
		Name:	Craig E. Gardella
		Title:	Senior Vice President

Schedule 1

Exhibit 7.1(c)

FORM OF

OFFICER'S CERTIFICATE

TO:         CITIBANK, N.A., as Agent
390 Greenwich Street
New York, New York  10013
Attn:  Larry Farley

RE:          Amended and Restated Credit Agreement dated as of January 22, 2001 among ResortQuest International, Inc., a Delaware corporation (the “Borrower”), the Credit Parties party thereto, the Lenders named therein, Citbank, N.A., as Agent, Bank of America, N.A., as Documentation Agent, Crédit Lyonnais New York Branch, as Syndication Agent, and Salomon Smith Barney Inc., as Arranger (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement”)

DATE:    _____________, 20__

                Pursuant to the terms of the Credit Agreement, I, ___________________, chief financial officer of ResortQuest International, Inc. hereby certify on behalf of all the Credit Parties that the statements below are accurate and complete in all respects (all capitalized terms used below shall have the respective meanings set forth in the Credit Agreement):

                                (a)           I have reviewed the terms of the Credit Agreement and the terms of the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Consolidated Parties during the accounting period covered by the attached financial statements.

                                (b)           Attached hereto as Schedule 1 are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement.

                                (c)           The examination described in paragraph (a) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default under the Credit Agreement.

                                (d)           The monthly/quarterly/annual financial statements for the fiscal month/quarter/year ended __________ which accompany this certificate fairly present in all material respects the financial condition of the Consolidated Parties or the Borrower and its Subsidiaries, as applicable, and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

RESORTQUEST INTERNATIONAL, INC.

By:
Name:
Title:

SCHEDULE 1 TO OFFICER'S CERTIFICATE

1.	Fixed Charge Coverage Ratio

	(a)	Consolidated EBITDA	$

	(b)	Consolidated Rent Expense	$

	(c)	[(a+(b])	$

	(d)	Consolidated Interest Expense	$

	(e)	Consolidated Scheduled Funded Debt Payments	$

	(f)	Consolidated Rent Expense	$

	(g)	Dividends	$

	(h)	Major Earnout Payments:	$

	(i)	Net Aston Guaranty Payments:	$

	(i)	[(d)+(e)+(f)+(g)+(h)+(i)]:	$

	(k)	Fixed Charge Coverage Ratio [(c)/(i)]:	:1.0

2.	Consolidated Leverage Ratio

	(a)	Funded Indebtedness of the Consolidated Parties	$

	(b)	Consolidated EBITDA of the Consolidated Parties	$

	(c)	Consolidated Leverage Ratio [(a)/(b)]	:1.0

3.	Consolidated Net Worth

	(a)	Actual Consolidated Net Worth as of the end of the fiscal period referred to above	$

	(b)	Base Consolidated Net Worth:	$90,000,000

	(c)	.75 x cumulative Consolidated Net Income (to the extent positive) subsequent to the Closing Date	$

	(d)	Net Cash Proceeds from Equity Issuance subsequent to the Closing Date	$

	(e)	Consolidated Net Worth required by Section 7.11(c) [(b)+(c)+(d)]	$

4.	Consolidated Capital Expenditures

	(a)	Consolidated Capital Expenditures for the twelve month period ending as of the end of the fiscal period referred to above:	$

	(b)	The lesser of $10,000,000 or 4% of Consolidated Revenues of the Consolidated Parties	$

	(c)	Software Expenditures for period commencing on June 30, 2000 and ending as of the end of the fiscal period referred to above:
$
5.	Consolidated Capital Expenditures for Calendar Year 2002

	(a)	Consolidated Capital Expenditures for the period commencing January 1, 2002 and ending as of the end of the fiscal period referred to above, allocable to each of the following categories:

		(i) Property maintenance:	$
		(ii) Corporate headquarters, centralized offices and information technology:	$

	(b)	Amount in 5(a)(i) allocable to a new call center:	$

	(c)	Software Expenditures for period commencing on June 30, 2000 and ending as of the end of the fiscal period referred to above:
$
6.	Minimum Consolidated EBITDA for Period 10/01/01 to 12/31/01 and Calendar Year 2002

	(a)	Consolidated EBITDA of the Consolidated Parties ending as of the end of the fiscal period referred to above:	$